EXHIBIT 10.13

                            DEMAND PROMISSORY NOTE

$100,000                                                    Las Vegas, NV

     This Promissory Note (this "Note"), dated as of November 21, 2005, is made and delivered by All-American Golf Center, Inc., a Nevada corporation ("Borrower") and Ronald Boreta ("Guarantor"), in favor of ANR, LLC, A Nevada limited liability company ("Lender").

     On behalf of and for AAGC and Ronald S. Boreta, ANR paid $700,000 pursuant to the terms of the Settlement Agreement dated November 18, 2005, as Ronald Boreta's designee.

     In consideration for ANR's payment of $700,000 pursuant to the terms of the Settlement Agreement dated November 18, 2005, AASP hereby promises and Ronald Boreta hereby guaranties to repay ANR $700,000 with interest in accordance with the terms of this Promissory Note.

     1. Interest Rate. Interest shall accrue on the outstanding portion of the principal sum of this Note at an annual rate equal to 5% per annum, compounded annually.

     2. Payments. The outstanding principal balance under this Note, all accrued and unpaid interest, and all other indebtedness of Borrower owing hereunder shall be due and payable in full upon written demand therefore from Lender to Borrower. If any payment due under this Note is not paid within 5 days of that date due, Borrower shall pay a late charge equal to 10% of the amount due.

     3. Prepayment. During the terms of this Note, Borrower may prepay a portion of all of the unpaid principal balance, accrued and unpaid interest and/or any other sums due Lender at the time of prepayment without any addition fees, costs or penalties due to such prepayment.

     4.   Default:  Acceleration.  Borrower shall be in default under this
Note if (a) Borrower fails to pay when due any amount due pursuant to the Note or (b) Borrower fails to duly keep, perform and observe each and every term, condition, covenant, agreement or provision of this Note, and such breach shall continue uncured for 10 days after written notice thereof is given by Lender to Borrower.

The foregoing shall be Events of Default and any singular one shall be an Event of Default. Upon the occurrence of an Event of Default, the whole sum of principal and interest shall become immediately due and payable at the option of Lender, and Lender may exercise any and all rights and remedies it may possess at law or in equity for the collection of this obligation. Each and every right and remedy granted to Lender or allowed to it by law shall be cumulative and not exclusive for one or the other. So long as an Event of Default remains outstanding: (a) interest shall accrue at the rate of 15% per annum, and (b) Lender may, at its own option and without notice, declare this Note immediately due and payable.

     5. Waivers. Borrower waives any right to offset it now has or may hereafter have against Lender and its successors and assigns. Borrower waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Borrower expressly agrees that any extension or delay in the time of payment or enforcement of this Note or any renewal of this Note shall not in any way affect the liability of Borrower hereunder. Any delay on Lender's part in exercising any right hereunder shall not operate as a waiver. Lender's acceptance of partial or delinquent payments or the failure of Lender to exercise any right shall not waive any obligation of Borrower or any right of Lender, or modify this Note, or waive any other similar default.

     6. Cost of Collection. Borrower agrees to pay all costs of collection when incurred and all costs incurred by the Lender hereof in exercising or preserving any right or remedies in connection with the enforcement and administration of this Note or following a default by Borrower, including, but not limited to, reasonable attorneys' fees. If any suit or action is instituted to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys fees in such suit or action.

     7. Assignment by Lender. Lender may assign its right hereunder or obtain participants in the Note at any time, and any such assignee, successor or participant shall have all rights of Lender hereunder.

     8. Notices. Any notice to be given pursuant to this Note shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage, prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

     BORROWER'S ADDRESS:       6730 Las Vegas Blvd. South
                               Las Vegas, NV  89119

     LENDER'S ADDRESS          3960 Howard Hughes Parkway, Suite 750
                               Las Vegas, NV  89109

     9. Security. This Note is secured by the personal guarantee of the Guarantor who unconditionally guarantees the duties and obligations of the Borrower hereunder.

    10. Governing Law. This Note shall be construed and enforced in accordance with the laws of Nevada, and Borrower and all persons obligated under or initiating actions to enforce this Note consent to the jurisdiction of any federal or state court with Clark, County, Nevada, and also consent to service of process by any means authorized by Nevada or federal law.

                                       BORROWER:

                                       All-American Golf Center, Inc.,
                                       a Nevada Corporation



                                       /s/ Ronald Boreta
                                       Ronald Boreta, President